                                                                     EXHIBIT 3.2

                              AMENDMENT TO BY-LAWS
                                       OF
                                  SAFEWAY INC.

                          (ADOPTED AS OF MAY 11, 1999)



Amendment of By-Laws to Increase Size of Board.

        RESOLVED, that the first sentence of Article III, Section 1 of the By-Laws of the Corporation is hereby amended to read as follows:

        "The number of directors which shall constitute the whole Board shall be nine (9)."

                              AMENDMENT TO BY-LAWS
                                       OF
                                  SAFEWAY INC.

                            (ADOPTED MARCH 10, 1998)



Amendment of By-Laws to Reduce Size of Board.

        RESOLVED, that the first sentence of Article III, Section 1 of the By-Laws of the Corporation is hereby amended, effective immediately after the conclusion of the 1998 Annual Meeting, to read as follows:

        "The number of directors which shall constitute the whole Board shall be eight (8)."